UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☐ Preliminary Information Statement

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☑ Definitive Information Statement

Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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ACTIVE PORTFOLIOS® MULTI-MANAGER GROWTH FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 3, 2014

As a shareholder of the Active Portfolios® Multi-Manager Growth Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the renaming and restructuring of the Fund, including the hiring of a subadviser to manage a portion of the Fund’s assets. This notice presents only an overview of the more complete Information Statement that is available to you on the Internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund you need not take any action in connection with the transaction.

Summary of Information Statement

The Information Statement details the renaming and restructuring of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Board of Trustees (the “Board”) on December 3-4, 2013, the Board approved (i) a change to the Fund’s name from Columbia Active Portfolios®-Select Large Cap Growth Fund to Active Portfolios® Multi-Manager Growth Fund; (ii) a subadvisory agreement between Columbia Management Investment Advisers, LLC (“Columbia Management”) and Loomis, Sayles & Company, L.P. (“Loomis Sayles”);and (iii) a change to modify the Fund’s principal investment strategies to reflect Loomis Sayles’ investment process (for the portion of the Fund it will manage) and to update the strategy utilized within the portion of the Fund’s assets managed by Columbia Management.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. An approval by the Fund’s shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/forms-literature/information-statements. The Information Statement will be available on the website until at least June 1, 2014. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by March 3, 2015. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual report and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611 or visiting columbiamanagement.com.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

TAX117_03_002_(03/14)

ACTIVE PORTFOLIOS® MULITI-MANAGER GROWTH FUND

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about March 3, 2014. This Information Statement is being made available to shareholders of Active Portfolios® Multi-Manager Growth Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”), subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which Columbia Management believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated May 10, 2010, as amended on March 14, 2012. Currently, Columbia Management and one newly hired subadviser (discussed below) each manage a portion of the Fund’s assets, or a sleeve of the Fund. Under the IMS Agreement, Columbia Management monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

LOOMIS SAYLES & COMPANY, L.P. AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on December 3-4, 2013, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of Columbia Management to (i) change the Fund’s name from Columbia Active Portfolios®-Select Large Cap Growth Fund to Active Portfolios® Multi-Manager Growth Fund; (ii) approve a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); and (iii) modify the Fund’s principal investment strategies to reflect Loomis Sayles’ investment process (for the portion of the Fund it will manage) and update the strategy utilized within the portion of the Fund’s assets managed by Columbia Management. The Subadvisory Agreement was effective as of December 11, 2013. Prior to December 11, 2013, the Fund had been internally-managed by Columbia Management since its inception in April 2012.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to Loomis Sayles

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Active Portfolios® Multi-Manager Growth Fund
Net Assets (billions)	Annual rate at each asset level
First $0.5	0.710%
Next $0.5 to $1.0	0.665%
Next $1.0 to $1.5	0.620%
Next $1.5 to $3.0	0.570%
Next $3.0 to $6.0	0.560%
Over $6.0	0.540%

The table above represents the fee rate paid by the Fund to Columbia Management, which will not change as a result of the changes discussed below. Columbia Management, in turn, pays Loomis Sayles a fee out of its own assets, calculated at the following rate:

•	0.27% on all assets

Management fees paid by the Fund to Columbia Management for the period from April 20, 2012 to March 31, 2013*
Active Portfolios® Multi-Manager Growth Fund (fiscal year ended 3/31/13)	$6,230,101

*	Fund inception through the Fund’s most recently completed fiscal year end. Fees paid to Columbia Management during the period reflect that Columbia Management managed 100% of the Fund’s portfolio.

Columbia Management may allocate 10-20% of the Fund’s assets to Loomis Sayles over the long term. During the fiscal year ended March 31, 2013, had the Subadvisory Agreement been in effect and the Fund’s assets been managed by Columbia Management and Loomis Sayles in this proportion, Columbia Management would have paid $252,618 to $505,237 to Loomis Sayles for the period. The portion of the Fund’s assets allocated to Loomis Sayles may change over time.

INFORMATION ABOUT LOOMIS SAYLES

Loomis Sayles was founded in 1926 as an investment management company in Boston. Loomis Sayles is indirectly owned by Banque Populaire and Caisse d’Epargne. Loomis Sayles’ parent company is Natixis Global Asset Management, located at 399 Boylston Street, Boston, MA 02116. Loomis, Sayles & Company, Inc., located at One Financial Center, Boston, MA 02111, is the general partner of Loomis Sayles. Loomis Sayles has 30 years of subadvisory experience. As of December 31, 2013, Loomis Sayles had approximately $199.8 billion in assets under management. Loomis Sayles principal offices are located at One Financial Center, Boston, MA 02111.

The following table provides information on the principal executive officers and directors of Loomis Sayles.

Name	Title/Responsibilities	Address
Robert James Blanding	Chief Executive Officer, Chairman, Director	One Financial Center, Boston, MA 02111-2621
Kevin Patrick Charleston	Chief Financial Officer, Director	One Financial Center, Boston, MA 02111-2621
Daniel Joseph Fuss	Executive Vice President, Vice Chairman, Director	One Financial Center, Boston, MA 02111-2621

John Francis Gallagher	Executive Vice President, Director	One Financial Center, Boston, MA 02111-2621
John Robert Gidman	Executive Vice President, Director	One Financial Center, Boston, MA 02111-2621
Jaehoon Park	Executive Vice President, Director	One Financial Center, Boston, MA 02111-2621
Jean Susan Loewenberg	Executive Vice President, Secretary, Director	One Financial Center, Boston, MA 02111-2621
Pierre Servant	Director	One Financial Center, Boston, MA 02111-2621
John Thomas Hailer	Director	One Financial Center, Boston, MA 02111-2621
John Frederick Russell	Executive Vice President, Director	One Financial Center, Boston, MA 02111-2621

Other Funds with Similar Investment Objectives Managed by Loomis Sayles

Name	Assets as of December 31, 2013	Management Fee
Loomis Sayles Growth Fund	$718,470,079	0.50%
AST Loomis Sayles Large-Cap Growth Portfolio	$2,175,846,489	0.25%
Saratoga Large Cap Growth Portfolio	$31,435,777	0.30% of first $50 million 0.20% of next $50 million

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

On December 4, 2013, the Board and the Independent Trustees unanimously approved the Subadvisory Agreement with Loomis Sayles with respect to the Fund. The Board previously approved the continuation of the IMS Agreement (together with the Subadvisory Agreement, the “Agreements”) with Columbia Management with respect to the Fund on June 14, 2013. As detailed below, the Advisory Fees and Expenses Committee (the “Committee”) and the Board met to review and discuss, both among themselves and with the Investment Manager, materials provided by the Investment Manager before determining to approve the Subadvisory Agreement.

In connection with their deliberations regarding the proposed Subadvisory Agreement, the Committee and the Board requested and evaluated materials from the Investment Manager regarding the Fund and the Subadvisory Agreement, and discussed these materials with representatives of the Investment Manager at a Committee meeting held on December 3, 2013 and at a Board meeting held on December 4, 2013. The Committee and the Board also consulted with Fund counsel and with the Independent Trustees’ independent legal counsel, who advised on the legal standard for consideration by the Board and otherwise assisted the Board in its deliberations. On December 3, 2013, the Committee recommended that the Board approve the Subadvisory Agreement. On December 4, 2013, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement for the Fund.

The Committee and the Board considered all information that they, their legal counsel, or the Investment Manager believed reasonably necessary to evaluate and to determine whether to approve the Subadvisory Agreement. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. The information and factors considered by the Committee and the Board in recommending for approval or approving the Subadvisory Agreement for the Fund included the following:

•	Information regarding the reputation and resources of the Subadviser, including information regarding portfolio managers of the Subadviser to provide investment management services to the Fund;

•	Information regarding the capabilities of the Subadviser with respect to compliance monitoring services, including an assessment of the Subadviser’s compliance system by the Fund’s Chief Compliance Officer;

•	The terms and conditions of the Subadvisory Agreement;

•	Descriptions of various functions performed by the Investment Manager and the Subadviser under the Agreements, including portfolio management and portfolio trading practices; and

•	Information regarding the management fees and investment performance of any comparable portfolios of other clients of the Subadviser.

Nature, Extent and Quality of Services to be Provided under the Subadvisory Agreement

The Committee and the Board considered the nature, extent and quality of services to be provided to the Fund by the Subadviser under the Subadvisory Agreement, and the resources dedicated to the Fund by the Subadviser and its affiliates. The Committee and the Board considered, among other things, the Subadviser’s ability to attract, motivate and retain highly qualified research, advisory and supervisory investment professionals (including personnel and other resources, reputation and other attributes), the portfolio management services provided by those investment professionals, trade execution services and the quality of the Subadviser’s investment research capabilities, and the other resources that the Subadviser devotes to the Fund. The Committee and the Board considered the scope of services to be provided to the Fund by the Investment Manager that are distinct from and in addition to those provided by the Subadviser, including cash flow management, treasury services, risk oversight, investment oversight and Subadviser selection, oversight and transition management.

The Committee and the Board also considered the professional experience and qualifications of the portfolio managers of the Subadviser, which included consideration of the Subadviser’s experience with similarly-structured funds. The Committee and the Board noted the compliance program of the Subadviser. After reviewing these and related factors, the Committee and the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreement supported the approval of the Subadvisory Agreement.

Investment Advisory Fee Rates and Other Expenses

The Committee and the Board considered the advisory fees to be charged under the Subadvisory Agreement. In assessing the reasonableness of the proposed fees under the Subadvisory Agreement, the Committee and the Board considered, among other information, the Fund’s proposed subadvisory fee.

After reviewing these and related factors, the Committee and the Board concluded, within the context of their overall conclusions, that the advisory and subadvisory fee rates and expenses of the Fund supported the approval of the Subadvisory Agreement.

Costs of Services to be Provided and Profitability

The Committee and the Board considered information provided by the Investment Manager with respect to estimated costs of services and profitability, and noted that they expected to consider the costs of services and the profitability of the Investment Manager and its affiliates in connection with the Committee’s and the Board’s next review and consideration of continuation of the Agreements. The Committee and the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of the fund, the expense ratio of the fund, and the implementation of expense limitations with respect to the fund. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to the Subadviser thereunder, the Committee and the Board did not consider the profitability to the Subadviser of its relationship with the Fund.

After reviewing these and related factors, the Committee and the Board concluded, within the context of their overall conclusions, that the anticipated costs of services to be provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Investment Performance

Because the Subadviser had not yet commenced management of a portion of the Fund’s assets, the Committee and the Board did not have investment performance to compare to the returns of a peer group and a universe of comparable funds. However, the Committee and the Board expected to consider, in connection with their next review and consideration of continuation of the Agreements, the investment performance of the Fund in relation to the annualized return for various time periods of a benchmark and a group of comparable funds, as determined by an independent third party data provider. The Committee and the Board also considered the investment performance of comparable portfolios of other clients of the Subadviser.

The Committee and the Board also considered the Subadviser’s performance and reputation generally. After reviewing these and related factors, the Committee and the Board concluded, within the context of their overall conclusions, that the anticipated performance of the Fund supported approval of the Subadvisory Agreement.

Conclusion

The Committee and the Board reviewed all of the above considerations in reaching their decisions to recommend or approve the proposed Subadvisory Agreement. No single item was identified as paramount or controlling, and individual Trustees may have attributed different weights to various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by a subadviser, such as the Fund, Columbia Management, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadviser and by Columbia Management, and may change these proportions at any time. As of December 31, 2013, the Fund’s assets were managed as follows:

Columbia Management	Loomis Sayles
98.32%	1.68%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611 or visiting columbiamanagement.com.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of December 31, 2013, American Enterprise Investment Services held 100% of the Fund’s Class A shares.

As of December 31, 2013, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

TAX117_03_003(03/14)